UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 7, 2011

Aceto Corporation

 (Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hollow Lane, Lake Success, New York 11042

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 7, 2011, the Board of Directors of Aceto Corporation (the “Company”), adopted a revised Code of Business Conduct and Ethics (the “Code”), effective as of such date.  The Code applies to all directors, officers and employees of the Company.  The revisions contained in the Code were made, among other things, to (1) replace the Company’s previous Code of Business Conduct and Ethics in its entirety, (2) combine the Company’s Code of Ethics for Aceto Corporation’s Worldwide Financial Management (the “Worldwide Financial Management Code”) into the Code and eliminate the Worldwide Financial Management Code, and (3) incorporate provisions on antitrust compliance into the Code.

The foregoing description of the revisions contained in the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.  A copy of the Code is also available free of charge on the Company’s website at www.aceto.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

14.1	Code of Business Conduct and Ethics

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: March 9, 2011	By:	/s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board and
Chief Executive Officer

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